Exhibit 32.2

              SECTION 906 CERTIFICATION OF CHIEF FINANCIAL OFFICER

      Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 1350), the undersigned, Robert E. Tomlinson, Chief Financial Officer of Onstream Media Corporation (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-KSB for the year ended September 30, 2005 (the "Report").

      The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this certification as of the 12th day of January 2006.


                                          ONSTREAM MEDIA CORPORATION

                                          /s/ Robert E. Tomlinson
                                          ------------------------
                                          Name: Robert E. Tomlinson
                                          Title: Chief Financial Officer